POWER OF ATTORNEY

LOCKHEED MARTIN CORPORATION


The undersigned hereby constitutes and appoints Maryanne R. Lavan, Stephen M. Piper, Kerri R. Morey and Robin Villanueva, and each of them, jointly and severally, her lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for her and in her name, place and stead, in any and all capacities to execute and file, or cause to be filed, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission any and all reports or forms (including but not limited to Forms 3, 4 or 5, or Form 144 or Form ID) and any supplements or amendments thereto as are required to be filed by the undersigned pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and Rule 144 of the Securities Act of 1933, with respect to the equity securities of Lockheed Martin Corporation, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


/s/ Maryanne R. Lavan

Maryanne R. Lavan


December 7, 2018